Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Amendment No. 3 to the Schedule 13G dated April 1, 2010 with respect to the shares of Common Stock, par value $0.01 per share, of Bell Microproducts Inc. and any further amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated:  April 1, 2010

RAMIUS NAVIGATION MASTER FUND LTD
By:  Ramius Advisors, LLC,
its investment advisor

RAMIUS ENTERPRISE MASTER FUND LTD
By:  Ramius Advisors, LLC,
its investment advisor

RCG PB, LTD
By:  Ramius Advisors, LLC,
its investment advisor

RAMIUS ADVISORS, LLC
By:  Ramius LLC,
its sole member

COWEN OVERSEAS INVESTMENT LP
By:  Ramius Advisors, LLC,
its general partner

RAMIUS LLC
By:  Cowen Group, Inc.,
its sole member

COWEN GROUP, INC.

RCG HOLDINGS LLC
By:  C4S & Co., L.L.C.,
its managing member

C4S & CO., L.L.C.

By:	/s/ Jeffrey M. Solomon
	Name:	Jeffrey M. Solomon
	Title:	Authorized Signatory

/s/ Jeffrey M. Solomon
JEFFREY M. SOLOMON
Individually and as attorney-in-fact for Peter A. Cohen, Morgan B. Stark and Thomas W. Strauss